Exhibit 99.1

Optio Software Announces Fourth Quarter

and Annual Fiscal 2006 Results

Software license revenues up 7% in fourth quarter over prior year quarter

Net income for Q4 jumps 141% year over year

Fiscal 2006 marks Optio’s third consecutive year of profitability

ALPHARETTA, Ga. (BUSINESS WIRE) — March 27, 2006 — Optio Software (OTCBB:OPTO.OB), a leading provider of document process automation solutions, today reported financial results for the fourth quarter and for the fiscal year ended Jan. 31, 2006.

“Optio’s performance during the fourth quarter was outstanding,” said Wayne Cape, Optio chairman, president and chief executive officer. “We’re also pleased to mark our third consecutive year of profitability, and our company’s 25th year in business. A number of factors are driving our positive results. Many companies are adopting business process improvement (BPI) solutions to drive down costs, improve customer service and comply with regulatory requirements. With this year’s introduction of Optio Business Process Solutions, we’re uniquely positioned to serve this growing market with a complete BPI solution that addresses both inbound and outbound document-driven processes.

“In our healthcare line of business, we’ve made significant strides in offering affordable, subscription-based forms automation and electronic health record solutions (EHR) that enable urban and rural hospitals with fewer than 150 beds to streamline document-intensive processes, improve patient safety and reduce costs,” Cape said. “The company won several new, multi-year subscription contracts, including one 10-year contract, during the fourth quarter for forms automation and electronic health record solutions from Cardiovascular Hospitals of America, Ivinson Memorial Hospital in Laramie, Wyo., and Smith Northview Hospital in Valdosta, Ga. The subscription contracts won during fiscal year 2006 have added over $1.7 million to Optio’s future subscription revenue. As the subscription revenue continues to grow, it offers a consistent revenue stream for Optio’s future.”

Revenue and Cost of Revenue

Total revenue for the fourth quarter of 2006 rose 7% to $8.2 million from $7.7 million in the prior fiscal year quarter.

Software license revenues rose 7% to $3.1 million in the three months ended Jan. 31, 2006, compared to $2.9 million in the three months ended Jan. 31, 2005.

Optio’s subscription licensing contracts contributed $588,000 to fourth-quarter revenues, compared to $513,000 in the prior year’s same quarter.

Driven by increasing customer loyalty, services and maintenance revenue increased to $4.5 million in the three months ended Jan. 31, 2006, from $4.3 million in the three months ended Jan. 31, 2005.

For the fourth quarter, total cost of revenue increased by 7% to $1.9 million from $1.7 million reported during the same quarter in the prior fiscal year.

Total revenue for fiscal 2006 was $29.6 million, compared to $28.4 million in fiscal 2005.

Total cost of revenue for fiscal 2006 was $7.2 million, up from $6.5 million in the prior fiscal year.

Operating Expenses

Total operating expenses were $5.7 million for the three months ended Jan. 31, 2006 – remaining unchanged from the prior fiscal-year quarter.

Operating expenses for fiscal 2006 increased 7% to $21.7 million from $20.3 million in fiscal 2005.

Net Income

Net income for the fourth quarter of fiscal 2006 was $738,000 and diluted earnings per share (EPS) were $0.03, a 141% increase from net income of $305,000 and diluted EPS of $0.01 in the prior-year quarter.

For fiscal 2006, net income was $898,000, or $0.04 diluted EPS, a decline from net income of $1.7 million and diluted EPS of $0.07 in fiscal 2005.

Highlights and Business Metrics

•	During the fourth quarter, Optio closed several significant contracts including NACA Logistics, a new customer, for Optio Business Process Solutions™; Sisters of Mercy Health System, an existing customer, for Optio MedEx, Optio Patient Signature Capture and Optio Print Manager; and a contract for document output management solutions that will extend the SAP investment of the world’s leading manufacturer of automobile powertrain technology.

•	Optio won three software contracts in excess of $200,000 during the fourth quarter of fiscal 2006.

•	During the fourth quarter, Optio announced a partnership with HomeTown Health, an advocacy organization of 48 rural hospitals, to deliver affordable electronic health record solutions to Georgia’s rural hospitals.

•	The overall financial condition of the company remains strong, with approximately $8 million in cash and investments as of Jan. 31, 2006, compared to $5.4 million as of January 31, 2005.

•	Optio had no outstanding balance on its line of credit as of Jan. 31, 2006.

•	Days’ sales outstanding declined to 50 from 52 in the prior fiscal quarter.

About Optio Software, Inc.

More than 5,000 companies use Optio solutions to achieve unprecedented speed, accuracy, functionality and quality in their inbound and outbound document processes and extend their enterprise resource planning (ERP) and hospital information systems (HIS) applications. Founded in 1981, Optio Software maintains world headquarters in Alpharetta, Ga., with Europe, Middle East and Africa headquarters in Paris and sales offices in Germany and the United Kingdom. More information about Optio Software (OTCBB:OPTO.OB) is available at www.optio.com.

© Copyright 2006, Optio Software, Inc. All Rights Reserved. Optio is a registered trademark and Optio MedEx and Optio Patient Signature Capture are trademarks of Optio Software, Inc. Other companies and products mentioned in this document are the property of their respective owners.

Forward Looking Statements

This press release includes statements and other matters that could be considered to be forward-looking and subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. Optio’s actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks associated with Optio’s reliance on strategic marketing and reseller relationships, the collectibility of Optio’s accounts receivable and note receivable (specifically, the M2 note receivable), fluctuations in operating results because of acquisitions or dispositions, failure to integrate new products and newly acquired companies, diversion of management resources relating to acquisitions, reduction in cash reserves relating to acquisitions, challenges relating to acquisitions and the possibility that this may cause Optio to no longer be profitable, the negative effect on Optio’s earnings relating to the amortization or potential write-down of acquired assets or goodwill, failure to retain the business relationships with existing customers of acquisitions, changes in competition, changes in economic conditions in the U.S. and in other countries in which Optio currently does business (both general and relative to the technology industry), delays or inability to develop new or unique software, market acceptance of new products, the failure of new products to operate as anticipated, expectation of achieving and sustaining operating profits and earnings, including the timing of such cash flow and company performance, disputes regarding Optio’s intellectual property, risks relating to the delisting of our stock, possible adverse results of pending or future litigation, or risks associated with Optio’s international operations. These and additional factors are set forth in “Safe Harbor Compliance Statement for Forward-Looking Statements” included as Exhibit 99.1 to Optio’s most recent Quarterly Report on Form 10-Q. You should carefully review these risks and additional risks described in other documents Optio files from time to time with the Securities and Exchange Commission, including the Annual Report of Form 10-K that Optio will file on or before April 30, 2006.

OPTIO SOFTWARE, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended January 31,		Year Ended January 31,
	2006	2005	2006	2005
Revenue:
License fees	$3,125	$2,932	$9,958	$10,175
Subscription fees	588	513	2,165	930
Services, maintenance, and other	4,533	4,273	17,498	17,262

	8,246	7,718	29,621	28,367

Cost of revenue:
License fees	225	206	769	650
Services, maintenance, and other	1,625	1,530	6,410	5,891

	1,850	1,736	7,179	6,541

	6,396	5,982	22,442	21,826

Operating expenses:
Sales and marketing	2,938	3,104	11,399	10,957
Research and development	1,194	1,369	5,099	4,616
General and administrative	1,367	1,025	4,368	4,120
Depreciation and amortization	228	215	861	613

	5,727	5,713	21,727	20,306

Income from operations	669	269	715	1,520

Other income (expense):
Interest income	84	66	269	187
Interest expense	—	(2)	(14)	(12)
Other	—	11	(15)	53

	84	75	240	228

Income before income taxes	753	344	955	1,748
Income tax expense	15	39	57	95

Net income	$738	$305	$898	$1,653

Net income per share - basic	$0.03	$0.01	$0.04	$0.08

Net income per share - diluted	$0.03	$0.01	$0.04	$0.07

Weighted average shares outstanding - basic	21,287,269	20,795,402	20,992,877	20,096,877

Weighted average shares outstanding - diluted	24,427,117	24,230,226	24,115,688	23,544,398

OPTIO SOFTWARE, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	January 31, 2006	January 31, 2005
ASSETS

Current Assets:
Cash, cash equivalents and marketable securities	$7,954	$5,433
Accounts receivable, net	4,811	4,734
Notes receivable from M2	323	353
Other current assets	725	430

Total current assets	13,813	10,950

Property and equipment, net	613	668
Notes receivable	1,720	2,008
Goodwill and other intangible assets, net	3,461	3,778
Other assets	91	91

Total Assets	$19,698	$17,495

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$922	$932
Other accrued liabilities	2,218	2,000
Deferred revenue	7,373	6,458
Current portion of debt and capital lease obligations	1	86

Total current liabilities	10,514	9,476

Long-term portion of debt and capital lease obligations	—	7
Long-term accrued expenses	63	85

Shareholders’ equity	9,121	7,927

Total liabilities and shareholders’ equity	$19,698	$17,495